                                                                   EXHIBIT 10.17

                             EMPLOYMENT AGREEMENT
                             --------------------

Agreement by and between Gateway, Inc., a Delaware corporation (the "Company") and Jeffrey Weitzen (the "Executive"), made as of the 8th day of December, 1999.

     1.   Employment Period.  The Company hereby agrees to employ the Executive,
          -----------------
and the Executive hereby accepts such employment, pursuant to the terms and conditions set forth in this Agreement, for a period commencing January 1, 2000 (the "Commencement Date") and ending December 31, 2003, unless terminated earlier as provided herein (the "Initial Employment Period"), provided that the Initial Employment Term shall be automatically extended for successive one (1) year periods ("Additional Periods") unless terminated earlier as provided herein or a party gives written notice to the other party of non-extension at least ninety (90) days prior to the end of the Initial Employment Period or the then Additional Period. A notice of non-extension by the Company shall be deemed a Termination without Cause as of the end of the then Initial Employment Period or Additional Period or such earlier date after notice as the Executive shall elect. The period of Executive's actual employment hereunder after the Commencement Date shall be referred to herein as the "Employment Period."

     2.   Position and Duties.
          -------------------
          (a) During the Employment Period, the Executive shall be employed as President and Chief Executive Officer of the Company and shall report directly to the Board of Directors of the Company (the "Board"). Executive shall have the duties and authority commensurate with his positions in public companies of similar size.
          (b) The Executive shall devote substantially his full business time, attention and efforts to his duties and responsibilities hereunder. It shall not be a violation of this Section for the Executive to (i) manage his personal investments, (ii) be involved in charitable, civic and professional activities,
(iii) serve on for profit corporate boards or committees approved by the Board or the Chairman of the Board or (iv) deliver lectures or fulfill speaking engagements, provided that the activities referred to in subparts (i) through
(iv) do not interfere substantially with the performance of the Executive's responsibilities as an employee of the Company or violate the Company's written rules and policies. In the event the Board notifies Executive in writing that any such activity presents a conflict, or an appearance of a conflict, of interest with the Company, or violates the Company's written rules and policies, the Executive shall cease the activity as soon as reasonably practicable. A copy of the Non-Competition Agreement signed by Executive as a condition of employment is attached hereto as Exhibit "A" and made a part hereof, provided that such agreement shall be deemed to have been modified to provide that California rather than South Dakota law shall apply.

     3.   Salary, Bonus and Benefits.
          --------------------------
          (a)  Base Salary.  During the Employment Period, the Executive shall
               -----------
receive an annual base salary of at least $1,000,000 (as increased from time to time, "Annual Base Salary"), payable pursuant to the Company's normal payroll practices. The Board may increase but not decrease Annual Base Salary from time to time.
          (b)  Annual Bonus.  During the Employment Period, the Executive's
               ------------
annual target bonus shall be at least equal to 100% of the Executive's Annual Base Salary (the "Target Bonus") and shall be increased or reduced in accordance with the pay-out formula if established target performance goals are exceeded or not met. The target performance goals shall be established by the Compensation Committee of the Board (the Compensation Committee) at the beginning of each calendar year if pursuant to a plan subject to Section 162(m) of the Internal Revenue Code or otherwise, by the Company.

          (c)  Benefits.  The Executive shall be treated in the same manner as,
               --------
and shall be entitled to such benefits and other perquisites as provided to, other senior executive officers of the Company who are required to be listed in the Company's annual proxy statement ("Reporting Officers"), as adjusted to reflect his positions. In this regard, the Executive shall be entitled to benefits under the Company's vacation, benefit and welfare plans which are generally applicable to other Reporting Officers including, without limitation, the Company's relocation plan, 1996 Long-Term Incentive Equity Plan, Retirement Savings Plan, Short-Term and Long-Term Disability Plans.

     4.   Stock Options.
          -------------

          (a)  Initial Option Grant. At the time Executive commenced employment
               --------------------
with the Company, Executive was given an initial option grant ("Initial Options") to purchase 1,000,000 shares (which was thereafter adjusted for the stock split that occurred on September 7,

1999) of Gateway common stock. The parties agree that the terms and conditions of the grant of Initial Options (set forth in Executive's employment contract dated January 19, 1998 and the grant) are incorporated herein by reference and made a part hereof.

          (b)  New Option Grant.  The Executive is being granted by the
               ----------------
Compensation Committee, effective December 8, 1999, a ten year option to purchase 2,000,000 shares of Gateway common stock (the "New Options"). The New Options grant will have a grant price equal to the closing price on the New York Stock Exchange of the Company's common stock on December 8, 1999 and is being granted pursuant to, and be subject to, the terms of the Company's 1996 Long-Term Incentive Equity Plan (the "Plan"). The New Options shall vest in four equal installments on each of the first four anniversaries of the grant date, provided that full vesting of the New Options shall occur upon any of the following events (as each is defined in this Agreement): (i) Termination without Cause (Section 5(a)), (ii) Termination for Good Reason (Section 5(b)),
(iii) Change in Control (Section 5(c)), (iv) death while employed (Section 5(d)), or (v) termination as a result of Disability (Section 5(d)). The Executive shall have until the close of trading on the New York Stock Exchange one (1) year from the date of (i) Termination without Cause, (ii) Termination for Good Reason, (iii) termination for any reason on or after a Change in Control, or (iv) death or termination on account of Disability to exercise all vested New Options. In all other cases of termination, the Executive shall have ninety (90) days following termination to exercise all vested New Options. In the case of any termination, the above periods will be extended for a time period equal to the length of any Company imposed blackout period because of securities law restrictions (including without limitation Rule 10b-5) or accounting limitations. All New Options held by the Executive which are unvested on the date of termination of employment will terminate and expire as of the date of termination of employment.

          (c)  Recurring Options.  Commencing in calendar year 2000 and
               -----------------
thereafter in each calendar year during the Employment Period, the Company will recommend to the Compensation Committee that the Executive receive, twice annually in accordance with the terms of the Plan (or any replacement plan therefor), an option grant (calculated using the Black Scholes formula of option pricing) that would be equivalent to a Black Scholes value of $4,876,000. For example, using the Black Scholes formula, if the stock price of Gateway common stock was $50/share at the time of the grant, the Executive would receive 160,026 shares of Gateway common stock ($4,876,000 divided by $30.47 [being the Black Scholes value at $50/share], which equals 160,026 shares of stock). All stock option grants under Sections 4(c) of this Agreement will be granted under, and be subject to, the Plan (or its replacement). All recurring options granted prior to those commencing in calendar year 2000 were, and shall continue to be, subject to the terms of the grant and the Plan.

     5.   Termination of Employment.
          -------------------------
          (a)  Termination without Cause and Termination with Cause. The Company
               ----------------------------------------------------
may terminate the Executive's employment during the Employment Period without Cause or with Cause. For purposes of this Agreement, Termination without Cause shall mean any termination by the Company during the Employment Period other than for Cause or as a result of death or Disability. Termination for Cause shall mean termination, within one hundred twenty (120) days of the Chairman of the Board becoming aware of the event, resulting from the Executive's (i) conviction (including a plea of guilty or nolo contendere) of any felony of any kind (other than Limited Vicarious Liability or a routine traffic infraction) or any other crime (whether it is a felony or not) involving securities fraud or theft of substantial assets of the Company, (ii) material breach of the Non-Competition Agreement signed by Executive as a condition of employment (attached hereto as Exhibit "A") which breach is not cured within twenty (20) days of written notice thereof; (iii) willful misconduct with regard to the Company, or gross neglect or dereliction of duty resulting in either case in material economic harm to the Company; (iv) failure to attempt to follow in good faith the reasonable lawful direction of the Board despite written instruction to do so. Limited Vicarious Liability, as used above, shall mean any liability which is (x) based on acts of the Company for which the Executive is charged solely as a result of his offices with the Company and (y) in which he was not directly involved or had prior knowledge of such actions or intended actions with, in either case, knowledge or reasonable belief that a law was being violated by such acts.

          Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless he has (i) had ten (10) days written notice setting forth the reasons for the Company's intention to terminate for Cause, (ii) had an opportunity to be heard before the Board, and (iii) received a Notice of Termination from the Board stating that in the opinion of a majority of the full Board that the Executive is guilty of the conduct set forth above and specifying the particulars thereof.

          (b)  Good Reason.  The Executive may terminate employment for Good
               -----------
Reason. Good Reason means: (i) diminution in the Executive's titles, (ii) the assignment of duties to the Executive that are materially and adversely inconsistent with the Executive's positions, (iii) any material diminution in Executive's authority, responsibility or reporting lines, including but not limited to maintaining Executive's then positions in the Company but the Company becoming more than fifty percent (50%) owned by another entity and Executive not having the same titles, responsibilities and duties in the parent entity, (iv) removal from, or failure to reelect Executive to, the Board, (v) any material breach by the Company of this Agreement or (vi) the failure of the Compensation Committee of the Board to make the grants to be recommended pursuant to Section 4(c). If the Executive determines that Good Reason exists, the Executive must notify the Company in writing, within 180 days following the Executive's knowledge of the first event which the Executive determines constitutes Good Reason, or such event shall not constitute Good Reason under this Agreement. If the Company remedies such event within thirty (30) days following receipt of notice, the Executive may not terminate employment for Good Reason as a result of such event.

          (c)  Change in Control.  Either the Company or the Executive may
               -----------------
terminate the Executive's employment for any reason within six (6) months following the effective date of a Change in Control. For purposes of this Agreement, Change in Control shall have the same meaning as it does in the Plan.

          (d)  Death or Disability.  The Executive's employment shall terminate
               -------------------
automatically upon the Executive's death during the Employment Period. The Executive's employment under this Agreement shall terminate for "Disability" where the Executive has been unable to render the material services required by his position as President and Chief Executive Officer as a result of physical or mental incapacity for a period of 180 consecutive days and the Company has notified the Executive of such termination while he is so disabled. The parties agree that exceeding such a period would constitute an undue hardship for the Company under Federal and state law including, without limitation, the Americans with Disabilities Act and the California Fair Employment and Housing Act.

          (e)  Termination without Good Reason.  The Executive may terminate his
               -------------------------------
employment with the Company without Good Reason at any time. Notice of non-extension by the Executive shall be deemed a Termination without Good Reason at the end of the Employment Period.

          (f)  Notice of Termination. Any termination of the Executive's
               ---------------------
employment by the Company or by the Executive shall be communicated by Notice of Termination to the other party in accordance with Sections 5 and 9(b) of this Agreement. For purposes of this Agreement, a Notice of Termination means a written notice which (i) indicates the specific termination provision in this Agreement being relied upon, (ii) to the extent practicable, sets forth in reasonable detail the facts and circumstances claimed to provide the basis for termination, and (iii) if the date of termination is other than the date of receipt of such notice, specifies the termination date.

     6.   Payment Obligations of the Company upon Termination.
          ---------------------------------------------------

          (a)  Termination without Cause; Termination for Good Reason; Change in
     ---------------------------------------------------------------------------
Control. Upon (i) Termination without Cause (including notice of non-extension
-------
by the Company), (ii) Termination for Good Reason, or (iii) Termination for any reason (other than Cause) within six (6) months after the effective date of a Change in Control, the Company shall pay the Executive an amount equal to three
(3) times the sum of (i) Executive's Annual Base Salary plus (ii) the lesser of
(x) the highest annual incentive bonus received by the Executive during either of the last two completed fiscal years and (y) an amount equal to the Executive's Annual Base Salary. The amount will be paid in a single lump sum payment within twenty (20) days after the date of termination. The parties agree that this payment will be the Executive's sole and exclusive remedy for termination under this Section 6(a) of the Agreement. The parties further agree that if Executive gives Notice of Termination as a result of a Change in Control, the Executive will (at the option of the Company) either (i) continue in his then position as an employee of the Company (at Executive's then existing Annual Base Salary) for a period of three (3) months following the effective date of the Change in Control (unless terminated earlier by the Company for Cause or by the Executive for Good Reason) or (ii) provide senior level consulting services to the Company as an employee for a period of three (3) months following the effective date of the Change in Control, in either case on the same compensation terms as then existing, prorated for the 3 month period. Any Company stock options or other equity, if any, held by the Executive as of the date of termination will be handled in accordance with Section 4 of this Agreement and the applicable plan and grants. In addition, the Executive will be entitled to Accrued Amounts, as defined in
Section 6(d) below.

          (b)  Termination for Cause or without Good Reason.  If the Executive's
               --------------------------------------------
employment is terminated by the Company for Cause or by the Executive without Good Reason during the Employment Period, the Company will pay to the Executive the Executive's Annual Base Salary through the date of termination, to the extent not yet paid, and the Company shall have no further obligations under this Agreement. In addition, all outstanding Company stock options and other equity awards, if any, will be handled in accordance with Section 4 of this Agreement and the applicable plan and grants. In addition, the Executive will also be entitled to other Accrued Amounts.

          (c)  Death or Disability.  If the Executive's employment is terminated
               -------------------
by reason of the Executive's death or Disability not covered by Section 6(a) during the Employment Period, the Company will pay the Executive (or the Executive's heirs or representatives, if applicable) the Executive's Annual Base Salary through the date of termination, to the extent not yet paid and other Accrued Amounts. In addition, any Company stock options or other equity, if any, held by the Executive as of the date of termination will be handled in accordance with Section 4 of this Agreement and the applicable plans and grants.

          (d) Accrued Amounts shall mean (i) Annual Base Salary, benefits, fringes and expense reimbursements due for the period prior to any termination,
(ii) any bonuses earned but unpaid for any prior fiscal year and, unless a termination covered by Section 6(b) above, a pro rata bonus (based on period of service in the current fiscal year and on actual achievement against targets during the fiscal year) and (iii) any other amounts due under the terms of any plan or program.

     7.   Excise Tax.
          ----------

          (a) In the event that any payment made, directly or indirectly, by the Company to or for the benefit of the Executive (which payment is contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, as those terms are defined under Internal Revenue Code ("Code") Section

280G) (a "Change in Ownership") (a "Payment") is subject to excise tax imposed by Section 4999 of the Code on "Excess Parachute Payments" as defined in Section 280G of the Code ("Excise Tax"), then the Executive shall be entitled to receive an amount equal to such Excise Tax (the "Gross-Up Payment") but will not be reimbursed for any excise tax or additional taxes payable with respect to such Gross-Up Payment.

          (b) Subject to the provisions of 7(c), and any determination by the Internal Revenue Service, all determinations required to be made under this
Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the Company's auditors immediately prior to the Change in Ownership in consultation with the Executive and his advisors. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Executive within ten (10) days of the auditor's determination. Notwithstanding the foregoing, in the event that the Gross-Up Payment, net of all applicable income, excise and payroll taxes, is less than the amount that Executive would receive, net of all applicable income, excise and payroll taxes, if Executive's total compensation were reduced to the level that is the maximum amount Executive could receive without there being any "Excess Parachute Payment" under Section 280G of the Code (the "No Parachute Maximum"), Executive's compensation shall be reduced to the No Parachute Maximum by reducing the lump sum payment due hereunder.

          (c) If the Executive receives notice from the Internal Revenue Service of any claim related to Excess Parachute Payments, the Executive shall promptly notify the Company. If the Company notifies the Executive in writing that it desires to contest any claim of Excess Parachute Payment, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim;

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Executive;

               (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

               (iv) permit the Company to participate in any proceeding relating to such claim.

The Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such contest. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest (except to the extent there are issues unrelated to Code Section 4999 being simultaneously contested) and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance.

          (d) If, after receipt by the Executive of an amount advanced by the Company pursuant to Section 7(c), the Executive becomes entitled to receive a refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

     8.   Successors.
          ----------

          (a) This Agreement is personal to the Executive and shall not be assignable by the Executive except by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs or legal representatives. Notwithstanding the foregoing, any amounts that become payable hereunder pursuant to

Section 6, shall be payable to Executive's estate if not paid prior to the Executive's death.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, provided that the Company may not assign this Agreement except in connection with the assignment or disposition of all or substantially all of the assets or stock of the Company or by law as a result of a merger or consolidation and only if such assignee promptly delivers to Executive a written assumption of this Agreement in form and substance reasonably acceptable to Executive.

     9.   Miscellaneous.
          -------------
          (a) This Agreement shall be governed, by, and construed in accordance with, the laws of the State of California, without reference to its conflict of law rules. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.
          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive
               -------------------

               Jeffrey Weitzen
               Chief Executive Officer
               4545 Towne Centre Court
               San Diego, CA  92121

               If  to the Company
               ------------------

               Gateway Inc.
               4545 Towne Centre Court
               San Diego, CA 92121
               Attn: General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this Section 10(b). Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (e) The Executive's or the company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (f) Except as provided herein, the Executive and the Company acknowledge that this Agreement constitutes the entire agreement between the parties and supersedes any prior agreement between the Executive and the Company concerning the subject matter hereof, including without limitation, as of the Commencement Date the Executive's current employment agreement dated January 19, 1998 ("Prior Agreement"). The Executive agrees that, except as provided herein, the Prior Agreement shall terminate as of the Commencement Date, and the Executive explicitly waives any rights to payments or benefits under the Prior Agreement, other than any accrued base salary or benefits owed and unpaid prior to the Commencement Date. The Executive shall not be entitled to participate in any severance plans or severance programs of the Company during the Employment Period.

          (g) The Company shall indemnify Executive with respect to claims (both during and after employment) relating to Executive's service as an employee, officer and director of the Company and its affiliation and as a fiduciary of any benefit plan of any of the foregoing to the full extent permitted by applicable law and the Company shall cover the Executive under the Company's Directors and Officers indemnification insurance policy (as in effect from time to time) both during and after employment with regard to actions or inactions in such capacities.

          (h) The Company will reimburse Executive for all legal fees and expenses incurred in reviewing this Agreement. In addition, the prevailing party in any litigation with regard to this Agreement or the grants hereunder, as determined by the Court, shall be awarded by the Court his or its reasonable legal fees and disbursements, provided that such fees and disbursements shall not exceed one tenth of one percent of the paying party's net worth at the time of the judgment.

          (i) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.



IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                        COMPANY



                                        By:   _________________________________

                                        Title:_________________________________


                                              __________________________________
                                              Jeffrey Weitzen